Exhibit 10.3

VISTEON CORPORATION
ORGANIZATION AND COMPENSATION COMMITTEE
February 3, 2017
Amendment of Visteon Corporation 2010 Supplemental Executive Retirement Plan
WHEREAS, Visteon Corporation (the “Corporation”) maintains the Visteon Corporation 2010 Supplemental Executive Retirement Plan (the “SERP”) for the benefit of eligible management employees of the Corporation and its affiliates; and
WHEREAS, the Committee deems it in the best interest of the Corporation to amend the SERP in certain respects;
NOW, THEREFORE, RESOLVED, that the SERP is amended, effective January 1, 2017, in the following respects:
1.    Section 1.01(o) is amended by adding the following sentence at the conclusion thereof:
Effective January 1, 2017, the Plan is closed to new Participants other than (a) employees who are assigned to a position by the Company (or by a Participating Employer with the consent of the Company) of a Level 19 or above, or (b) employees who are specifically designated for participation by the Committee.
2.    Section 4.03 is amended to read as follows:
As of the last day of each month following a Participant’s entry into the Plan and during which the Participant is employed in a Covered Employment Classification, the Company shall credit to a notional account for the Participant a Company contribution credit equal to a percentage of the Eligible Compensation paid to the Participant during that month, as determined in accordance with the following schedule:

Level	Contribution Credit as a Percentage of Eligible Compensation
18 and below (if specifically designated for participation by the Committee)	6%
19 and 20	9%
21	14.5%

3.    Section 7.08 is amended 2017 by deleting the references to the “Senior Vice President, Human Resources” and inserting in lieu thereof “Chief Human Resources Officer”.
FURTHER RESOLVED, that in accordance with the authority granted pursuant to Section 7.08 of the SERP, the Corporation’s Chief Human Resources Officer is hereby authorized and directed to adopt such further amendments to the SERP, or to otherwise take such actions and execute such documents, as determined by such officer to be necessary or desirable in order to effectuate the foregoing resolution.